EXHIBIT 4.5

                     STOCK OPTION GRANTED TO TOM MAYENKNECHT



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                           PRAXIS PHARMACEUTICALS INC.

                                  STOCK OPTION

         When duly signed by an authorized officer of PRAXIS PHARMACEUTICALS INC. (hereinafter referred to as the "Company"), this document grants to the natural person whose name is printed at the bottom of this document (hereinafter "Optionee") an option to acquire shares of the Common Stock of the Company (hereinafter the "Option"). The terms of this Stock Option are set out below. This Stock Option is effective as of the date of the authorized signature at the end of this document.

         The Option recognizes that Optionee has made a significant and important contribution to the success of the Company, and is capable and inclined to make further important contributions to the success of the Company. The Board of Directors of the Company has authorized the grant of the Option to Optionee;


         1. TERM OF OPTION; WHEN EXERCISABLE. The Option may be exercised in whole or in part, and at any time, during the period shown on the signature page hereof, but only upon and to the extent of vesting of the Option as shown on the signature page (hereinafter the "Term").

                The Option will expire at 5:00 PM Pacific Time on the date shown on the signature page hereof, and thereafter shall be of no further force or effect.


         2. HOW EXERCISABLE. Optionee may exercise the Option by delivery of a Written Exercise in the form attached as Exhibit "A," which must be dated, signed and fully completed. The Company must receive your Written Exercise (a) within the Term; and (b) accompanied by the full exercise price for the shares to be acquired. The exercise price may be paid in one of the following ways:

         (a) in the form of a CASHIER'S CHECK payable to the Company in the amount of the exercise price per share multiplied by the number of shares being exercised.

         (b) in the form of an irrevocable and unconditional UNDERTAKING BY A REGISTERED SECURITIES BROKER-DEALER that it will deliver the exercise price in cash to the Company within a maximum of three (3) days. (Thereupon the Company will issue and deliver to said broker-dealer one or more certificates representing the shares being acquired under the Option.)

         (c) in the form of a written request that the full number of shares covered by the Option be exercised, but also directing that the Company retain and cancel the number of shares having an aggregate Fair Market Value equal to the total exercise price due. (For example, assume that the Option covered 16 shares with an exercise price of $2.00 per share and a Fair Market Value of $4.00 per share at the time of exercise. In this example, Optionee could direct that 8 shares be retained and cancelled in full payment for the delivery of 8 shares, net, to Optionee.)

         Certificate(s) evidencing the shares you acquire through the Option will be issued within a reasonable time following exercise.


         3. BY WHOM EXERCISABLE. The Option may be exercised only by the Optionee or Optionee's legal personal representative.


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         4.       NO  STOCKHOLDER  RIGHTS.  Optionee will not have any rights as a stockholder of the Company with respect to any shares covered by the Option until exercise of the Option with respect to such shares.


         5. TAX EFFECTS; SECURITIES LAW COMPLIANCE. The Company makes no representations as to the tax effects as a result of Optionee's receipt of the Option or as a result of the exercise of the Option.

         The shares underlying the Option and which may be acquired through exercise of the Option have not been registered under the Securities Act of 1933 or under any applicable state securities registration laws, and may not be resold or transferred without such a registration being in force or the availability of an exemption from such registration. Optionee is solely responsible to ascertain, determine and comply with all applicable securities laws in connection with the exercise of the Option and the sale or transfer of the underlying shares. Share certificates issued upon the exercise of the Option shall be legended in accordance with this Section 6.

         6.       MISCELLANEOUS.

         This Option shall be construed in accordance with, and governed by, the substantive laws of Utah without reference to principles governing choice or conflicts of law.

         This Option may not be amended or modified by the Company except by an agreement in writing that is signed by the Company and Optionee.

         The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

         "Fair Market Value" as used in this Option shall mean the most recent appraised value of the Company divided by the total number of outstanding shares of Common Stock, including all shares covered by outstanding stock options regardless of vesting; provided that if there is an independently derived market price for shares of the Company's Common Stock, as on a public market or exchange, that reported value will be Fair Market Value.


        NAME OF OPTIONEE:  TOM MAYENKNECHT

        NO. OF SHARES:  150,000              EXERCISE PRICE PER SHARE: $ 0.165

        VESTING OF OPTION:   FULLY VESTED ON DATE OF GRANT.

        DATE OF OPTION:  MARCH 15, 2004      OPTION TERM ENDS: MARCH 15, 2007



                                    PRAXIS PHARMACEUTICALS INC.




                                    By:  /s/ DAVID STADNYK
                                       -----------------------------------------
                                    Its:  President

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                           PRAXIS PHARMACEUTICALS INC.

                           WRITTEN EXERCISE OF OPTION


To:      PRAXIS PHARMACEUTICALS INC.:

         Optionee was granted an option (the "Option") to purchase shares of the Common Stock of the Company, a copy of which is attached to this Written Exercise. Optionee acknowledges that the validity of the Option is contingent upon the fulfillment of the conditions contained in the Option and in this Written Exercise. Optionee hereby affirms the terms of the Option, and declares that Optionee is not currently in breach or derogation of the terms of the Option.

         Seeking to be bound thereby, and understanding that the Company will rely hereon, Optionee hereby exercises the Option and makes the following representations:

         1. Optionee hereby exercises the Option and purchases thereby the number of shares of Common Stock of the Company set forth in the place provided below, for a total exercise price set forth in the space provided below.

         2. The exercise price is fair and the undersigned waives any challenge as to its determination.

         3. The Option is governed by federal and state tax and securities laws and by its own terms. Optionee has consulted with tax and securities counsel or other advisor(s) and has been satisfied as to the federal and state securities law and tax incidents of the exercise of this Option. Optionee holds the Company harmless as to the disclosure or failure to disclose part or all of any such securities law or tax incidents. Optionee hereby waives any challenge or objection to the Option based on any such changes in federal or state law.

         4. Access has been provided to the Company's most recent financial statements and Optionee has been given an opportunity, directly or through agents, to discuss the affairs of the Company with members of the Company's senior management.


         NO. OF SHARES:_________________   TOTAL EXERCISE PRICE: $

         Exercise Price is: (CHECK   ONE)  /  / CASHIER'S CHECK
                                            --    (enclosed)

                  /  /  BROKER UNDERTAKING   /  / NET-OUT OF SHARES
                   --       (enclosed)        --  (according to formula)



         DATED this __________ day of _____________________, __________.


         OPTIONEE NAME:
                         -------------------------------------------------------
                                              (print)


         OPTIONEE SIGNATURE:
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